Exhibit 99.2

Signing Day Sports, Inc. Announces Closing of Initial Public Offering and Listing on NYSE American

SCOTTSDALE, AZ and NEW YORK, NY, November 16, 2023 /PRNewswire/ -- Signing Day Sports, Inc. (NYSE American: SGN) (the “Company”), developer of the Signing Day Sports app and platform service for high school athletes in the college recruitment process, today announced the closing of its initial public offering of 1,200,000 shares of common stock at a public offering price of $5.00 per share for gross proceeds of $6,000,000, before deducting underwriting discounts, commissions, and offering expenses payable by the Company. After deducting underwriting discounts, commissions and offering expenses, the Company received net proceeds of approximately $4.8 million. The Company has granted the underwriters a 45-day option to purchase up to an additional 180,000 shares of common stock to cover over-allotments at the initial public offering price, less underwriting discounts, commissions, and other offering expenses.

The Company's common stock began trading on the NYSE American exchange on November 14, 2023, under the symbol "SGN."

Boustead Securities, LLC acted as sole underwriter for the offering.

The offering was made only by means of a prospectus and pursuant to a registration statement on Form S-1, as amended (File No. 333-271951), which was filed with the U.S. Securities and Exchange Commission (“SEC”) and subsequently declared effective by the SEC on November 13, 2023. Copies of the final prospectus are available on the SEC website at www.sec.gov, or may be obtained from Boustead Securities, LLC, Attn: Equity Capital Markets, 6 Venture, Suite 395, Irvine, CA 92618, USA, by telephone at +1 (949) 502-4408 or emailing offerings@boustead1828.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Bevilacqua PLLC served as legal counsel to the Company and Anthony L.G., PLLC served as legal counsel to Boustead Securities, LLC for the initial public offering.

About Signing Day Sports:

Signing Day Sports’ app allows student-athletes to build their Signing Day Sports recruitment profile, which includes information college coaches need to evaluate and verify them through video technology. The Signing Day Sports app includes a platform to upload a comprehensive data set including video-verified measurables (such as height, weight, 40-yard dash, wingspan, and hand size), academic information (such as official transcripts and SAT/ACT scores), and technical skill videos (such as game day as well as training videos).

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, including without limitation, the Company’s ability to obtain additional funding to develop additional services and offerings, market acceptance of the Company’s offerings, competition from existing online offerings or new offerings that may emerge, impacts from strategic changes to the Company’s business on the Company’s net sales, revenues, income from continuing operations, or other results of operations, the Company’s ability to attract new users and customers, increase the rate of subscription renewals and slow the rate of user attrition, the Company’s ability and third parties’ abilities to protect intellectual property rights, the Company’s ability to adequately support future growth, the Company’s ability to comply with user data privacy laws and other current or anticipated legal requirements, the Company’s ability to attract and retain key personnel to manage its business effectively, and other risks and uncertainties that are described more fully in the section titled "Risk Factors" in the final prospectus related to the initial public offering filed with the SEC and other reports filed with the SEC thereafter. These risks and uncertainties are, in some cases, beyond the Company’s control and could materially affect results. If one or more of these risks or uncertainties occur, or if the Company’s underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Contacts

Signing Day Sports, Inc. Investor Relations Website and Contact:

ir.signingdaysports.com

Email: Support@signingdaysports.com

Signing Day Sports, Inc.

David O’Hara, Chief Operating Officer
Email: david@signingdaysports.com

Underwriter Inquiries:

Boustead Securities, LLC
(949) 502-4408

offerings@boustead1828.com